UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 11, 2025, George B. Abercrombie notified BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of his intention to retire from the Board of Directors of the Company (the “Board”), effective as of the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Prior to his retirement, Mr. Abercrombie served as a member of the Board’s Audit Committee, Commercialization Committee, and Corporate Governance and Nominating Committee. Mr. Abercrombie cited no disagreement with the Board or management relating to the Company, its operations, policies, or practices. The Company is grateful to Mr. Abercrombie for his more than 13 years of service on the Board and appreciates his many contributions to the Company.

Amended and Restated Stock Incentive Plan

On June 12, 2025, at the Company’s Annual Meeting, the Company’s stockholders approved, by the affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the Annual Meeting and voting on the proposal, a proposal to amend and restate the BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (such plan, as amended and restated, the “Stock Incentive Plan”), increasing the number of shares available for issuance under the Stock Incentive Plan by 11,000,000 shares (the “Incentive Plan Proposal”). A detailed description of the Stock Incentive Plan is included in the Company’s proxy statement for the Annual Meeting. The description of the Stock Incentive Plan in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 12, 2025 for the purpose of (1) electing two directors to serve for a term ending at the Company’s 2028 annual meeting of stockholders and until a successor is duly elected and qualified; (2) ratifying the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2025; (3) holding a non-binding, advisory vote approving the Company’s executive compensation; and (4) approving the Incentive Plan Proposal described in Item 5.02 above.

The nominees for director were elected by the following votes:

	FOR	WITHHELD
Steven K. Galson, M.D., MPH	146,067,707	3,688,084
Alan G. Levin	146,065,836	3,689,955

In addition, there were 29,272,898 broker non-votes for each director.

The proposed ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accountants for 2025 was approved by the following votes:

FOR	174,697,892
AGAINST	3,838,292
ABSTAIN	492,505

The proposed non-binding, advisory resolution regarding executive compensation was approved by the following votes:

FOR	143,096,094
AGAINST	6,357,577
ABSTAIN	302,120
BROKER NON-VOTES	29,272,898

The Incentive Plan Proposal was approved by the following votes:

FOR	110,230,306
AGAINST	38,875,495
ABSTAIN	649,990
BROKER NON-VOTES	29,272,898

There was no other business voted upon at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	BioCryst Pharmaceuticals, Inc. Stock Incentive Plan (as amended and restated as of April 21, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2025	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer